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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Event Reported: April 26, 2002

PAULA FINANCIAL
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-23181 (Commission File Number)	95-4640368 (I.R.S. Employer identification number)

PAULA FINANCIAL
300 North Lake Avenue, Suite 300
Pasadena, CA 91101
(Address of principal executive offices)

(626) 304-0401
(Registrant's telephone number, including area code)

Item 3. Bankruptcy or Receivership

        As previously reported on March 12, 2002, PAULA Insurance Company ("PICO") and the California Department of Insurance ("California DOI") entered into a letter agreement of regulatory oversight. The Oversight Agreement generally provided that all of the ongoing operations of PICO were subject to California DOI regulatory control. The agreement remained in effect until PICO either received written notice that it was released from the agreement or the agreement was superseded by an Administrative or Superior Court Order.

        As the next step in the process, on April 26, 2002 the California DOI obtained a court order appointing the Insurance Commissioner of the State of California (the "Commissioner") the conservator of PICO. In accordance with the order the Commissioner has taken possession of the property, business, books, records, accounts and offices occupied by PICO. Additionally, the Commissioner is now responsible for conducting the business operations of PICO.

        As previously reported in PAULA Financial's (the "Company's") Form 10-K for the year ended December 31, 2001, in the fourth quarter of 2001 PAULA Financial began accounting for its investment in PICO using the equity method. As of December 31, 2001, PAULA Financial had written its investment in PICO down to $-0-.

        The Company's third party administrator continues to provide services, including claims adjudication, for PICO. PAULA Financial's agency operations are not impacted by the above actions.

Item 7. Financial Statements, Proforma Financial Information and Exhibits

  2.7.
  Superior Court of the State of California for the County of Los Angeles Order Appointing Conservator and Restraining Orders, Insurance Commissioner of the State of California, Applicant v. PAULA Insurance Company, Respondent.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 30, 2002	PAULA FINANCIAL

By: /s/ JAMES A. NICHOLSON Senior Vice President and Chief Financial Officer

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  Item 3. Bankruptcy or Receivership
  Item 7. Financial Statements, Proforma Financial Information and Exhibits
SIGNATURES